UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2026
Date of Report
(Date of earliest event reported)

COUPANG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 10, 2026, the Korean Personal Information Protection Commission (the “PIPC”) announced an administrative fine of approximately $278 million for one of Coupang, Inc.’s (the “Company’s” “our,” “us,” or “we”) Korean subsidiaries, Coupang Corp. (“Coupang Corp.”), relating to the previously disclosed November 2025 data incident. The PIPC also announced a separate administrative fine of approximately $132 million, unrelated to the November 2025 data incident, alleging that Coupang Corp. violated the Korean Personal Information Protection Act in connection with the collection and storage of data related to a third-party advertising program. In addition, the PIPC directed Coupang Corp. to take certain corrective actions related to these matters. The PIPC will issue formal written decisions in due course. Coupang Corp. has not yet received the PIPC’s formal written decisions, and the final fine amounts, findings, and corrective measures may differ from the PIPC’s announcement.

The PIPC’s regulatory findings and penalties are subject to judicial review. Coupang Corp. will vigorously pursue judicial relief in the Seoul Administrative Court. Payments of fines to the PIPC are not automatically stayed during an appeal and are not deductible for income tax purposes. The estimated administrative fines of approximately $410 million will be recognized in our 2026 second quarter operating results within operating, general and administrative expenses.

Forward-Looking Statements

This report may contain statements that may be deemed to be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (together, the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.

We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. All statements other than statements of historical facts contained in this report, including statements about the estimated amount of the administrative fines, our intention to pursue judicial relief, the timing and effects of any corrective measures on our business, and the anticipated accounting and income tax effects of the administrative fines, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "plan," "long-term," "potential," "predict," "project," "should," "target," "toward," "think," "will," "shall," "goal," "objective," "seek," "strategy," "future," "opportunity," "runway," "trajectory," "continue," "pace," "restore," "on-going," "momentum," "prevent," "commit," "want," "can," or "would," or the negative of these words or other similar terms or expressions. Actual results and outcomes could differ materially from those expressed or contemplated by the forward-looking statements for a variety of reasons, including, among others, the contents of the PIPC’s formal written decisions, including any corrective measures, the risks and uncertainties regarding the timing and effects of any corrective measures on our business, financial condition, and results of operations, the nature and outcome of the judicial review process, which is inherently uncertain and can be time consuming, the nature and scope of any ongoing investigations regarding the data incident, and any ongoing impact of the data incident on our business, customers, results of operations, and financial condition. The forward-looking statements contained in this report are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent SEC filings. All forward-looking statements in this report are based on information available to us and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC. (REGISTRANT)

By:	/s/ Harold L. Rogers
Harold L. Rogers
General Counsel and Chief Administrative Officer

Dated: June 11, 2026